UNDER ARMOUR ANNOUNCES NEW REPORTING SEGMENT

BALTIMORE, May 2, 2019 - On February 12, 2019 Under Armour, Inc. (NYSE: UA, UAA) announced the realignment of its segments to exclude certain corporate costs from its operating segment profitability measures and report these expenses as Corporate Other beginning in fiscal 2019.

Effective January 1, 2019, the company changed the way management internally analyzes the business to exclude certain corporate costs from its segment profitability measures and will report these costs as “Corporate Other”. These costs consist largely of general and administrative expenses not allocated to an operating segment, including expenses associated with centrally managed departments such as information technology, supply chain, innovation and other corporate support functions; costs related to the company's global assets and marketing; costs related to the company’s headquarters; restructuring and restructuring related charges; and certain foreign exchange hedging gains and losses.

We believe this new segment presentation provides improved visibility into the underlying performance and results of our five operating segments: North America, EMEA (Europe, Middle East, Africa), Asia-Pacific, Latin America, and Connected Fitness. This change in segments most significantly impacts the North America operating segment, which previously recognized the majority of the company’s corporate overhead costs.

In conjunction with this change and today’s announcement of the company’s financial results for the first quarter ended March 31, 2019, certain prior year amounts have been recast to conform to the 2019 presentation. These changes have no impact on previously reported consolidated balance sheets, statements of operations, comprehensive income (loss), stockholder’s equity, or cash flows. The recast of certain unaudited historical financial information to reflect this segment reporting change accompanies this press release.

As a result of the change in segments, the company has updated its five-year segment operating profitability targets presented at its December 12, 2018 investor meeting in the table provided below. This segmentation recast only impacts the five-year profitability target for the North America operating segment.

Operating Income (Loss) Percentage by Segment

	Year Ended December 31, 2018 (1)	December 12, 2018 Investor Day 2023 Target	Updated 2023 Target
North America	19.2%	+Mid-Single-digit	+Low-to-Mid 20's
Asia-Pacific	18.6%	+Mid-20's	+Mid-20's
EMEA	5.1%	+Mid-Teen	+Mid-Teen
Latin America	(8.8)%	+High Single-digit	+High Single-digit
Connected Fitness	4.9%	+Mid-Teen	+Mid-Teen
Corporate Other (2)	NM	NM	NM
Total	(0.5)%	~10%	~10%

(1) Reflects the unaudited recast of historical information provided below.
(2) Operating income (loss) percentage for Corporate Other is not presented as it is not a meaningful metric (NM).

About Under Armour, Inc.

Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer and distributor of branded performance athletic apparel, footwear and accessories. Designed to make all athletes better, the brand's innovative products are sold worldwide to consumers with active lifestyles. The company’s Connected Fitness™ platform powers the world’s largest digitally connected health and fitness community. For further information, please visit https://about.underarmour.com.

Forward Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, the implementation of our marketing and branding strategies, and the future benefits and opportunities from significant investments. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “assumes,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to: changes in general economic or market conditions that could affect overall consumer spending or our industry; changes to the financial health of our customers; our ability to successfully execute our long-term strategies; our ability to realize expected benefits from our restructuring plans; our ability to effectively drive operational efficiency in our business; our ability to manage the increasingly complex operations of our global business; our ability to comply with existing trade and other regulations, and the potential impact of new trade, tariff and tax regulations on our profitability; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer demand for our products and manage our inventory in response to changing demands; any disruptions, delays or deficiencies in the design, implementation or application of our new global operating and financial reporting information technology system; increased competition causing us to lose market share or reduce the prices of our products or to increase significantly our marketing efforts; fluctuations in the costs of our products; loss of key suppliers or manufacturers or failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner, including due to port disruptions; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; our ability to successfully manage or realize expected results from acquisitions and other significant investments or capital expenditures; risks related to foreign currency exchange rate fluctuations; our ability to effectively market and maintain a positive brand image; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; risks related to data security or privacy breaches; our ability to raise additional capital required to grow our business on terms acceptable to us; our potential exposure to litigation and other proceedings; and our ability to attract key talent and retain the services of our senior management and key employees. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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Under Armour Contacts:
Lance Allega	Kelley McCormick
SVP, Investor Relations & Corporate Development	SVP, Corporate Communications
(410) 246-6810	(410) 454-6624

Under Armour, Inc.
For the Three Months Ended March 31, June 30, September 30 and December 31, 2018 and
For the Year Ended December 31, 2018
(Unaudited; in thousands)

REVENUE BY SEGMENT

	Three Months Ended				Year Ended
(in thousands)	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	December 31, 2018
North America	$867,545	$843,383	$1,059,535	$964,830	$3,735,293
Asia-Pacific	115,553	125,706	149,388	166,784	557,431
EMEA	129,588	136,942	147,640	176,887	591,057
Latin America	46,514	40,757	54,299	49,225	190,795
Connected Fitness	28,826	29,112	32,160	30,259	120,357
Corporate Other	(2,656)	(1,041)	(46)	1,995	(1,748)
Total	$1,185,370	$1,174,859	$1,442,976	$1,389,980	$5,193,185

REVENUE BY DIVISION

	Three Months Ended				Year Ended
(in thousands)	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	December 31, 2018
Apparel	$768,931	$748,335	$978,457	$968,397	$3,464,120
Footwear	271,770	271,375	284,856	235,174	1,063,175
Accessories	92,158	105,906	116,186	108,246	422,496
Total net sales	1,132,859	1,125,616	1,379,499	1,311,817	4,949,791
Licensing	26,341	21,172	31,363	45,909	124,785
Connected Fitness	28,826	29,112	32,160	30,259	120,357
Corporate Other	(2,656)	(1,041)	(46)	1,995	(1,748)
Total	$1,185,370	$1,174,859	$1,442,976	$1,389,980	$5,193,185

REVENUE BY CHANNEL

	Three Months Ended				Year Ended
(in thousands)	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	December 31, 2018
Wholesale	$781,248	$711,449	$914,225	$735,061	$3,141,983
Direct to consumer	351,611	414,167	465,274	576,756	1,807,808
Total net sales	1,132,859	1,125,616	1,379,499	1,311,817	4,949,791
Licensing	26,341	21,172	31,363	45,909	124,785
Connected Fitness	28,826	29,112	32,160	30,259	120,357
Corporate Other	(2,656)	(1,041)	(46)	1,995	(1,748)
Total	$1,185,370	$1,174,859	$1,442,976	$1,389,980	$5,193,185

OPERATING INCOME (LOSS) BY SEGMENT

	Three Months Ended								Year Ended
(in thousands)	March 31, 2018	% of Net Revenue	June 30, 2018	% of Net Revenue	September 30, 2018	% of Net Revenue	December 31, 2018	% of Net Revenue	December 31, 2018	% of Net Revenue
North America	$148,185	17.1%	$132,529	15.7%	$253,706	23.9%	$183,775	19.0%	$718,195	19.2%
Asia-Pacific	24,122	20.9%	21,391	17.0%	36,579	24.5%	21,435	12.9%	103,527	18.6%
EMEA	7,154	5.5%	(5,945)	(4.3)%	16,726	11.3%	12,453	7.0%	30,388	5.1%
Latin America	(1,878)	(4.0)%	(4,689)	(11.5)%	(3,772)	(6.9)%	(6,540)	(13.3)%	(16,879)	(8.8)%
Connected Fitness	3,411	11.8%	1,711	5.9%	2,132	6.6%	(1,306)	(4.3)%	5,948	4.9%
Corporate Other	(209,655)	NM	(249,872)	NM	(186,405)	NM	(220,264)	NM	(866,196)	NM
Total	$(28,661)	(2.4)%	$(104,875)	(8.9)%	$118,966	8.2%	$(10,447)	(0.8)%	$(25,017)	(0.5)%

NOTE: Operating income (loss) percentage for Corporate Other is not presented as it is not a meaningful metric (NM). Additionally, Corporate Other includes approximately $204 million in charges related to the Company’s 2018 Restructuring Plan.